Exhibit 99.1

Investor Contact:	Laura Graves
Polycom, Inc.
408.586.4271
laura.graves@polycom.com

Press Contact:	Shawn Dainas
Polycom, Inc.
408.586.3768
shawn.dainas@polycom.com

Polycom Announces Revenues of $335 Million for Third Quarter 2012

• Q3 Non-GAAP EPS Results Above Expectations

• UC Platform Revenues Reach 19 Percent of Q3 Revenues

• Breakthrough New Products Announced at October 8, 2012 Strategy Day

San Jose, California – October 23, 2012 –Polycom, Inc. (Nasdaq: PLCM), the global leader in open standards-based unified communication and collaboration (UC&C), today reported financial results for the third quarter ended September 30, 2012.

Third quarter 2012 consolidated net revenues from continuing operations were $335 million, down 6 percent year-over-year as expected compared to $355 million for the third quarter of 2011. Non-GAAP net income for the third quarter of 2012 was $17 million, or 10 cents per diluted share, compared to non-GAAP net income of $42 million, or 23 cents per diluted share, for the third quarter of 2011. GAAP earnings from continuing operations for the third quarter of 2012 was a net loss of $15 million, or 8 cents per diluted share, compared to net income of $20 million, or 11 cents per diluted share, for the same period last year. All periods presented in this release have been adjusted to reflect the classification of Polycom’s Enterprise Wireless Solutions business as discontinued operations. The reconciliation between GAAP net income from continuing operations and non-GAAP net income is provided in the tables at the end of this release.

“Demand for our best in class UC&C solutions was solid in Q3, which allowed us to come in at the high end of our revenue expectations and exceed our earnings expectations,” stated Andrew M. Miller, Polycom President and Chief Executive Officer. “We have been taking market share in 2012 as a result of our open standards-based Polycom® RealPresence® Platform and compelling cost of ownership advantage. Earlier this month on October 8, we unveiled a comprehensive set of breakthrough products launching in Q4 2012 and early 2013, that we believe will further distance us from the competition, expand our total addressable market, and drive mass adoption of video collaboration.”

“Our overall Q3 performance was at the high end of our expectations, with North America showing strength. We reported a sequential increase in deferred revenue and operating cash flow,” continued Eric Brown, Polycom Chief Operating Officer and Chief Financial Officer. “Q4 is an important quarter for Polycom, as we release a comprehensive set of new products, starting with the Polycom® RealPresence® Group Series solutions in November 2012.”

On a geographic basis, consolidated net revenues from continuing operations for the third quarter of 2012 were comprised of:

•	51 percent Americas, or $171.0 million, a decrease of 5 percent year-over-year;

•	23 percent Europe, Middle East, and Africa (EMEA), or $78.6 million, a decrease of 8 percent year-over-year; and

•	26 percent Asia Pacific, or $85.8 million, a decrease of 4 percent year-over-year.

By product line, inclusive of its service component, consolidated net revenues from continuing operations for the third quarter of 2012 were comprised of:

•	UC Group Systems of $225.8 million, a decrease of 8 percent year-over-year;

•	UC Personal Devices of $45.7 million, a decrease of 3 percent year-over-year; and

•	UC Platform of $63.9 million, an increase of 4 percent year-over-year.

In Q3 2012, Polycom generated a total of $48 million in operating cash flow and completed share repurchases of $30 million. Operating cash flow on a trailing 12 month basis was $243 million. Deferred revenue balances increased 2 percent sequentially to $244 million.

Q3 2012 Business Highlights

•

Forrester Research Inc. named Polycom a leader in video conferencing and top-ranked Company in both ‘current offerings’ and ‘strategy’ in its report “The Forrester Wave™: Room-Based Videoconferencing, Q3 2012.” In addition, Polycom received a “strong positive rating” in the Gartner MarketScope for Telepresence and Group Video Systems and was named a “Leader” in the IDC MarketScape for worldwide enterprise videoconferencing equipment.

•

Launched the new Polycom® RealPresence® Resource Manager offering that further differentiates the Polycom RealPresence Platform with support for large scale video deployments of up to 10,000 endpoints, including mobile devices, and multi-tenancy for service providers to deliver Video-Collaboration-as-a-Service (VCaaS) cost-effectively.

•

Launched a new suite of rich, open APIs that extends the value and ecosystem around the RealPresence Platform enabling advanced customization by partners and end users in Collaboration Enabled Business Processes (CEBP).

•

Announced an initiative with IBM Research to co-develop next-generation innovations that are designed to further accelerate cloud-delivered video collaboration applications to support key vertical and social uses. Under the initiative, Polycom will work with IBM Research to explore and develop technologies that leverage the Polycom RealPresence Platform and real-time video capabilities in the cloud, as businesses are increasingly evaluating Video-as-a-Service (VaaS) and Video Collaboration-as-a-Service (VCaaS) offerings through private, public and hybrid cloud models.

•

Unveiled Polycom Adoption Services, four new services designed to help enterprises rapidly accelerate user adoption and the returns on their investments of Polycom® RealPresence® video solutions, whether on the go or in a home office, work office, conference room, or immersive telepresence theater.

Earnings Call Details

Polycom will hold a conference call today, October 23, 2012, at 5:00 p.m. ET/2:00 p.m. PT to discuss its third quarter financial results. Andrew M. Miller, President and CEO, and Eric Brown, Chief Operating Officer and Chief Financial Officer, will host the call. You may participate by viewing the webcast at www.polycom.com/investors or, for callers in the U.S. and Canada, you may participate by calling 800.622.2443 and for callers outside of the U.S. and Canada, by calling 303.223.2686. The pass code for the call is “Polycom.” A replay of the call will also be available at www.polycom.com or, for callers in the U.S. and Canada, at 800.633.8284 and, for callers outside of the U.S. and Canada, at 402.977.9140. The access number for the replay is 21606466. A replay of the call will be available on www.polycom.com for at least three months.

Forward Looking Statements and Risk Factors

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding product availability, the expected competitive gains, expansion of our total addressable market and mass adoption of video collaboration to result from our new product launches and Polycom Adoption Services as designed to rapidly accelerate user adoption and return on investment for enterprises. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners; the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do; potential fluctuations in results and future growth rates; risks associated with global economic conditions and external market factors; the market acceptance of our products and changing market demands, including demands for differing technologies or product and services offerings; our ability to successfully integrate our acquisitions into our business and divest our EWS business; possible delays in the development, availability and shipment of new products due to engineering, manufacturing or other delays; increasing costs and differing uses of capital; changes in key personnel that may cause disruption to the business; continuing disruption to the business due to the realignment of the North America sales organization; our inability to achieve the expected results from adjustments being made to our expense profile; the impact of restructuring actions; and the impact of global conflicts that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

GAAP to non-GAAP Reconciliation

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains, and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

About Polycom

Polycom is the global leader in open standards-based unified communication and collaboration (UC&C) solutions for telepresence, video, and voice, powered by the Polycom® RealPresence® Platform. The RealPresence® Platform interoperates with the broadest range of business, mobile and social applications and devices. More than 400,000 organizations trust Polycom solutions to collaborate and meet face to face from any location for more productive and effective engagement with colleagues, partners, customers, specialists, and prospects. Polycom, together with its broad partner ecosystem, provides customers with the best total cost of ownership, interoperability, scalability, and security for video collaboration, whether on-premises, hosted or cloud delivered. Visit www.polycom.com or connect with Polycom on Twitter, Facebook, and LinkedIn.

© 2012 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom logo, and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenues:
Product revenues	$247,058	$284,872	$780,611	$834,589
Service revenues	88,334	70,394	258,991	181,370

Total revenues	335,392	355,266	1,039,602	1,015,959

Cost of revenues:
Cost of product revenues	102,235	112,594	316,863	319,089
Cost of service revenues	36,799	28,131	106,123	72,566

Total cost of revenues	139,034	140,725	422,986	391,655

Gross profit	196,358	214,541	616,616	624,304

Operating expenses:
Sales and marketing	117,853	111,326	348,041	315,428
Research and development	53,997	51,000	153,425	138,896
General and administrative	27,376	22,039	72,375	61,031
Amortization of purchased intangibles	2,512	1,933	7,318	2,869
Restructuring costs	6,171	1,264	21,829	4,739
Acquisition-related expenses	6,334	3,578	11,793	7,924

Total operating expenses	214,243	191,140	614,781	530,887

Operating income (loss)	(17,885)	23,401	1,835	93,417
Other expense, net	(230)	(1,443)	(3,010)	(3,449)

Income (loss) from continuing operations before provision for income taxes	(18,115)	21,958	(1,175)	89,968
Provision (benefit) for income taxes	(3,384)	2,382	(1,025)	9,790

Income (loss) from continuing operations	(14,731)	19,576	(150)	80,178
Income from discontinued operations, net of taxes	645	4,144	7,710	6,063

Net income (loss)	$(14,086)	$23,720	$7,560	$86,241

Basic net income (loss) per share:
Income (loss) per share from continuing operations	$(0.08)	$0.11	$(0.00)	$0.45
Income per share from discontinued operations, net of taxes	$0.00	$0.02	$0.04	$0.03

Basic net income (loss) per share	$(0.08)	$0.13	$0.04	$0.49

Diluted net income (loss) per share:
Income (loss) per share from continuing operations	$(0.08)	$0.11	$(0.00)	$0.44
Income per share from discontinued operations, net of taxes	$0.00	$0.02	$0.04	$0.03

Diluted net income (loss) per share:	$(0.08)	$0.13	$0.04	$0.47

Number of shares used in computation of net income (loss) per share:
Basic	176,847	177,249	177,331	176,325

Fully diluted	176,847	182,519	177,331	181,816

Note:	Earnings per share amounts for continuing operations, discontinued operations and net income, as presented above, are calculated individually and may not sum due to rounding differences.
As a result of the net loss from continuing operations for the three and nine month periods ended September 30, 2012, all potentially issuable common shares have been excluded from the fully diluted shares used in the computation of earnings per share for those periods as their effect is anti-dilutive.

POLYCOM, INC.

Reconciliation of GAAP to Non-GAAP Net Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
GAAP net income (loss) from continuing operations	$(14,731)	$19,576	$(150)	$80,178
Amortization of purchased intangibles	4,421	3,494	13,044	6,672
Restructuring costs	6,171	1,264	21,829	4,739
Acquisition-related expenses	6,334	3,578	11,793	7,924
Stock-based compensation expense	24,823	19,956	65,071	45,577
Effect of stock-based compensation on warranty rates	169	137	541	365
Severance costs associated with CFO retirement	—	—	929	—
Legal costs associated with the indemnification of a former officer	121	347	236	1,639
Impairment of an investment in a private company	—	—	—	500
Benefit related to the resolution of a multi-year tax audit	—	—	—	(7,486)
Income tax effect of non-GAAP exclusions	(10,071)	(5,994)	(22,168)	(13,383)

Non-GAAP net income	$17,237	$42,358	$91,125	$126,725

GAAP earnings per share from continuing operations:
Basic	$(0.08)	$0.11	$(0.00)	$0.45

Fully diluted	$(0.08)	$0.11	$(0.00)	$0.44

Non-GAAP earnings per share:
Basic	$0.10	$0.24	$0.51	$0.72

Fully diluted	$0.10	$0.23	$0.51	$0.70

Number of shares used in computation of GAAP earnings per share:
Basic	176,847	177,249	177,331	176,325
Fully diluted	176,847	182,519	177,331	181,816
Number of shares used in computation of non-GAAP earnings per share:
Basic	176,847	177,249	177,331	176,325
Fully diluted	178,292	182,519	179,276	181,816

Note:	As a result of the GAAP net loss from continuing operations for the three and nine month periods ended September 30, 2012, all potentially issuable common shares have been excluded from the fully diluted shares used in the computation of GAAP earnings per share for those periods as their effect was anti-dilutive.

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$415,558	$375,241
Short-term investments	167,639	159,426
Trade receivables, net	189,778	210,804
Inventories	102,842	93,284
Deferred taxes	46,820	37,282
Prepaid expenses and other current assets	42,990	51,241
Assets held for sale, current	64,048	67,130

Total current assets	1,029,675	994,408
Property and equipment, net	138,156	126,884
Long-term investments	45,204	56,772
Goodwill and purchased intangibles	612,932	623,121
Deferred taxes	25,981	23,356
Other assets	21,852	20,264

Total assets	$1,873,800	$1,844,805

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$84,637	$110,719
Accrued payroll and related liabilities	34,723	38,546
Deferred revenue	154,531	138,486
Other accrued liabilities	56,575	59,288
Liabilities held for sale, current	13,252	14,119

Total current liabilities	343,718	361,158
Non-current liabilities
Deferred revenue	89,028	82,898
Taxes payable	12,142	16,813
Deferred taxes	376	558
Other non-current liabilities	19,661	13,262

Total liabilities	464,925	474,689
Stockholders’ equity	1,408,875	1,370,116

Total liabilities and stockholders’ equity	$1,873,800	$1,844,805

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2012	September 30, 2011
Cash flows from operating activities:
Net income	$7,560	$86,241
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,592	38,732
Amortization of purchased intangibles	15,878	14,943
Provision for excess and obsolete inventories	5,297	6,189
Provision for doubtful accounts	800	—
Stock-based compensation expense	66,256	46,583
Impairment of private company investments	—	500
Excess tax benefits from stock-based compensation	(9,587)	(13,330)
Loss on disposals of property and equipment	3,502	738
Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	20,435	(49,553)
Inventories	(13,858)	1,261
Deferred taxes	(12,947)	(1,383)
Prepaid expenses and other assets	3,058	(4,705)
Accounts payable	(31,552)	9,466
Taxes payable	1,032	11,553
Other accrued liabilities	19,958	30,395

Net cash provided by operating activities	121,424	177,630

Cash flows from investing activities:
Purchases of property and equipment	(51,979)	(45,404)
Purchases of investments	(212,377)	(306,199)
Proceeds from sale of investments	37,794	31,687
Proceeds from maturities of investments	178,162	235,412
Net cash paid in purchase acquisitions	(4,583)	(139,041)

Net cash used in investing activities	(52,983)	(223,545)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	24,362	40,495
Repurchase of common stock	(62,073)	(43,082)
Excess tax benefits from stock-based compensation	9,587	13,330

Net cash (used in) provided by financing activities	(28,124)	10,743

Net increase (decrease) in cash and cash equivalents	40,317	(35,172)
Cash and cash equivalents, beginning of period	375,441	324,188

Cash and cash equivalents, end of period	$415,758	$289,016

These Condensed Consolidated Statements of Cash Flows include combined cash flows of continuing and discontinued operations.

POLYCOM, INC.

Reconciliations of GAAP Measures to Non-GAAP Measures

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
GAAP cost of revenues used in inventory turns	$139,034	$140,725	$422,986	$391,655
Stock-based compensation expense	(2,889)	(2,008)	(7,672)	(4,676)
Effect of stock-based compensation on warranty rates	(169)	(137)	(541)	(365)
Amortization of purchased intangibles	(1,909)	(1,561)	(5,726)	(3,803)

Non-GAAP cost of revenues used in inventory turns	$134,067	$137,019	$409,047	$382,811

GAAP gross profit	$196,358	$214,541	$616,616	$624,304
Stock-based compensation expense	2,889	2,008	7,672	4,676
Effect of stock-based compensation on warranty rates	169	137	541	365
Amortization of purchased intangibles	1,909	1,561	5,726	3,803

Non-GAAP gross profit	$201,325	$218,247	$630,555	$633,148

Non-GAAP gross margin	60.0%	61.4%	60.7%	62.3%
GAAP sales and marketing expense	$117,853	$111,326	$348,041	$315,428
Stock-based compensation expense	(9,765)	(7,778)	(27,069)	(18,891)

Non-GAAP sales and marketing expense	$108,088	$103,548	$320,972	$296,537

Non-GAAP sales and marketing expense as percent of revenues	32.2%	29.1%	30.9%	29.2%
GAAP research and development expense	$53,997	$51,000	$153,425	$138,896
Stock-based compensation expense	(5,409)	(4,694)	(14,808)	(10,622)

Non-GAAP research and development expense	$48,588	$46,306	$138,617	$128,274

Non-GAAP research and development expense as percent of revenues	14.5%	13.0%	13.3%	12.6%
GAAP general and administrative expense	$27,376	$22,039	$72,375	$61,031
Stock-based compensation expense	(6,760)	(5,476)	(15,522)	(11,388)
Severance costs associated with CFO retirement	—	—	(929)	—
Legal costs associated with the indemnification of a former officer	(121)	(347)	(236)	(1,639)

Non-GAAP general and administrative expense	$20,495	$16,216	$55,688	$48,004

Non-GAAP general and administrative expense as percent of revenues	6.1%	4.6%	5.4%	4.7%
GAAP total operating expenses	$214,243	$191,140	$614,781	$530,887
Stock-based compensation expense	(21,934)	(17,948)	(57,399)	(40,901)
Amortization of purchased intangibles	(2,512)	(1,933)	(7,318)	(2,869)
Restructuring costs	(6,171)	(1,264)	(21,829)	(4,739)
Acquisition-related expenses	(6,334)	(3,578)	(11,793)	(7,924)
Severance costs associated with CFO retirement	—	—	(929)	—
Legal costs associated with the indemnification of a former officer	(121)	(347)	(236)	(1,639)

Non-GAAP total operating expenses	$177,171	$166,070	$515,277	$472,815

Non-GAAP total operating expenses as percent of revenues	52.8%	46.7%	49.6%	46.5%
GAAP operating income (loss)	$(17,885)	$23,401	$1,835	$93,417
Stock-based compensation expense	24,823	19,956	65,071	45,577
Effect of stock-based compensation on warranty rates	169	137	541	365
Amortization of purchased intangibles	4,421	3,494	13,044	6,672
Restructuring costs	6,171	1,264	21,829	4,739
Acquisition-related expenses	6,334	3,578	11,793	7,924
Severance costs associated with CFO retirement	—	—	929	—
Legal costs associated with the indemnification of a former officer	121	347	236	1,639

Non-GAAP operating income	$24,154	$52,177	$115,278	$160,333

Non-GAAP operating margin	7.2%	14.7%	11.1%	15.8%

POLYCOM, INC.

Summary of Stock-Based Compensation Expense

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Cost of sales - product	$969	$670	$2,720	$1,794
Cost of sales - service	1,920	1,338	4,952	2,882

Stock-based compensation expense in cost of sales	2,889	2,008	7,672	4,676

Sales and marketing	9,765	7,778	27,069	18,891
Research and development	5,409	4,694	14,808	10,622
General and administrative	6,760	5,476	15,522	11,388

Stock-based compensation expense in operating expenses	21,934	17,948	57,399	40,901

Total stock-based compensation expense	$24,823	$19,956	$65,071	$45,577